As filed with the Securities and Exchange Commission on June 25, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOREST OF LIFE, INC.
(Name of Small Business Issuer in its Charter)

Utah
(State or other jurisdiction of incorporation or organization)

8711
(Primary Standard Industrial Classification Code Number)

74-3243152
(I.R.S. Employer Identification Number)

325 Broadway
Suite 200
New York, NY 10007
(212) 566-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Mac Truong
325 Broadway
Suite 200
New York, NY 10007
(212) 566-6000
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer  ☐             Accelerated Filer ☐
Non-accelerated filer    ☐             Smaller reporting company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1) (3)
Common Stock (1) No par value Per share	2,962,500	$0.05	$148,125	$5.78

Common Stock (1)(2) No par value Per share	1,000,000	$0.05	$50,000	$1.95

(1) Estimated pursuant to Rule 457(c) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(2) Consisting of 1,000,000 shares of common stock to be registered for sale in a self underwriting by Forest of Life, Inc.
(3) Total registration fee is $7.73.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated June 25, 2008

FOREST OF LIFE, INC.
3,962,500 shares of common stock

MARKET FOR THE SHARES
No market currently exists for our shares. The price reflected in this prospectus of $0.05 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time, the selling shareholders may offer a total of 2,962,500 shares for this fixed price. Once the offering is complete, and the shares are traded on the OTC Bulletin Board, if ever, at that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

In addition, 1,000,000 shares of common stock of the registrant shares are to be issued and sold directly by Forest of Life, Inc., from time to time. Forest of Life, Inc. is attempting to sell a minimum of 250,000 shares with a maximum of 1,000,000 shares, in a self offering

The shares offered by Forest of Life, Inc. are being offered without an underwriter, on a 250,000 minimum and 1,000,000 maximum basis. There will be no escrow of funds from the sale of the shares offered by Forest of Life, Inc. The shares offered by Forest of Life, Inc. are being offered at $0.05 per share. There are no underwriting discounts. The total maximum amount of the offering by Forest of Life, Inc. is $50,000 based on 1,000,000 shares sold at $0.05 per share. This offering will end one year from the effective date of the prospectus.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY
This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering by the selling shareholders, which information appears elsewhere in this prospectus.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN
Forest of Life, Inc. (“Forest of Life” or the “Company”) reported a net loss of $74,060 for the period from November 27, 2007, through March 31, 2008. The unaudited financial statements as of March 31, 2008, stated that Forest of Life had a loss from operations of $32,608 for the three months ended March 31, 2008, working capital of $82,310, and limited sources of additional liquidity, all of which raise substantial doubt about Forest of Life ability to continue as a going concern. Currently, we have no customers and no agreements in place for generating revenues in the future. The unaudited financial statements as of March 31, 2008, and for the three-month period ended March 31, 2008, and from November 27, 2007 (date of inception), through March 31, 2008, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of Forest of Life as a going concern is dependent upon the achievement of profitability, positive cash flow from operations, and the generation of adequate funds to meet its ongoing obligations. Forest of Life may continue to seek additional liquidity through the issuance of debt instruments, private placement of additional shares of common stock, or a combination of methods. However, no assurance can be given that Forest of Life will be able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the audited and unaudited financial statements and notes thereto presented elsewhere in this prospectus.

RISK FACTORS
An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to Forest of Life, Inc.:
We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.
We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses. We expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

Our registered independent auditors issued a report for the period ended December 31, 2007 that contained a “going concern” explanatory paragraph.
Our registered independent auditors issued a report on their audit of our financial statements for the period ended December 30, 2007. Our notes to the financial statements disclose that the cash flow of Forest of Life has been absorbed in operating activities and they have incurred a net loss for the period from November 27, 2007, (inception), through December 31, 2007, and have a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The registered independent auditors’ report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the registered independent auditors’ report and examine our financial statements.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.
Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place. Further, we have no guarantee that we will be able to make any sales with customers. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations, and financial condition.

We are dependent on our key personnel for sales and marketing, and if we lose those personnel, our business would fail.
Our future success depends, in significant part, upon the continued service of our management. Dr. Mac Truong, the individual that has developed the many contacts and relationships that would enable Forest of Life to conduct sales. Forest of Life does not have any employees and only a part time president and chief financial officer. Dr. Truong is the only person who has the experience to market and sell the products and services for Forest of Life. If Dr. Truong were no longer willing to function in that capacity, Forest of Life would be negatively affected. We do not maintain key man life insurance covering them. Our future success also depends on our ability to try and attract and retain highly qualified sales and marketing personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

We will need additional capital to allow us to expand our business plan to implement our sales and marketing plans, and such financing may be unavailable or too costly.
Our ability to continue our sales and marketing strategies is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms, or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry. If we raise additional capital through debt offerings, it will have a significant impact on our cash flow.

We do not have any signed agreements or contracts to supply our services.
While Forest of Life believes it has a viable business plan, our ability is dependant on Dr. Truong being able to secure distribution for the Company’s products and services.

Risks Related to Offering:
Management beneficially owns approximately 33.7% of our common stock and their interest could conflict with yours.
Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Our management and major shareholders own approximately 99% of our issued and outstanding shares.
Our management and major shareholders own approximately 99% of our issued and outstanding shares. As a result, our management and major shareholders can effectively determine the outcome of any vote of shareholders. Your shares have virtually no say in any and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Our Principal Accounting/Financial Officer lacks meaningful accounting/financial experience.
Our Principal Accounting/Financial Officer, Dr. Mac Truong, lacks any meaningful experience in accounting and any meaningful experience in dealing with financial issues in a public company. The lack of meaningful experience can have a detrimental effect on the ability of Forest of Life to complete or accurately report its financial status. This lack of meaningful experience can also result in accounting difficulties and possibly the inability of Forest of Life to comply with reporting requirements in a timely fashion.

Future sales of common stock by our existing shareholders could adversely affect our stock price.
As of June 13, 2008, Forest of Life has 4,053,676 issued and outstanding shares of common stock of which approximately 73% are included on this registration statement, as well as another 1,000,000 to be included as a self underwriting, if any are sold. Sales of substantial amounts of common stock contained in the registration statement in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock. This problem would be exacerbated if we continue to issue common stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan, and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.
As of June 13, 2008, Forest of Life has 4,053,676 issued and outstanding shares of common stock, as well as another 1,000,000 to be included as a self underwriting, if any are sold. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.
Trading in our common stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We will make an application to the NASD to list these shares on the Over-the-Counter Bulletin Board operated by the NASD. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets.” Consequently, selling your common stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Forest of Life may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.
We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.
Forest of Life’s debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with Forest of Life’s anticipated debt burden may be substantial and may create a significant drain on Forest of Life’s future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by Forest of Life’s lenders as well as the interest expense created by the Company’s debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company’s markets.

There are no assurances that Forest of Life, Inc. will be successful in implementing its business plan and we may fail in our marketing efforts.
Investors can have no assurances that Forest of Life will be able to raise funds from other sources to complete its business plan.

Our common stock is a “penny stock,” and compliance with requirements for dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.
Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor’s account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock. Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange; penny stocks are also stocks, which are issued by companies with: Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Forward-Looking Information
Certain statements in this document are forward-looking in nature and relate to trends and events that may affect Forest of Life’s future financial position and operating results. The words “expect,” “anticipate,” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. Forest of Life makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management
The investors will have no rights to participate in the management decisions of Forest of Life; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS
Forest of Life, Inc. will not receive any proceeds from the sale of the shares by the selling shareholders.

DETERMINATION OF OFFERING PRICE
Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $0.05 was determined by an arbitrary process based upon our internal, subjective evaluation.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DILUTION
Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value of our common stock as of March 31, 2008 (before consideration of the proceeds from this offering), was $82,310 or $0.02 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2008. Our net tangible book value, as adjusted to give effect for the receipt of net proceeds from the sale of 1,000,000 shares of common stock for $0.05, is $118,052 (after deducting estimated offering expenses of $14,258), or $0.02 per share. This does not represent an immediate increase or decrease per share to existing stockholders but it does represent an immediate and substantial dilution of $0.03 per share, or approximately 40.0%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

OFFERING BY SELLING SHAREHOLDERS
The following tables set forth certain information concerning each of the selling shareholders. The shares are being registered to permit the selling shareholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a) (1) (ix), at a price of $0.05 per share until the shares are quoted on the Over-the-Counter Bulletin Board, if ever.

Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

	Total number	Number of		% of Beneficial
	of shares owned	shares included		Ownership at
Selling Shareholder	prior to offering	in offering		contemplation of offering
Dr. Mac Truong	1,400,000	1,000,000		33.8%
Arctic Corporate, Limited, Ltd	1,700,000	1,200,000	(2)	40.5%
Eastern Glow Investments, Ltd	941,176	750,000	(3)	25.3%
Salim Kassim	500	500		*
Dat Tran Trieu	500	500		*
Tranh Hue Triu	500	500		*
Ireneusz Peter Kozanecki	500	500		*
Maryse Mac Truong	500	500		*
Hugh Truong	500	500		*
Thulimh Mac Truong	500	500		*
Jean L. Derosena	500	500		*
Bretha Francois	500	500		*
Joseph Francois	500	500		*
Nelda Cruz	500	500		*
Abdulkder A. Abdulkway	500	500		*
Dr. Rubens Bien-Aime	500	500		*
Marie Daniel Delence	500	500		*
Marieyuette Ford	500	500		*
Jean Marie Ford	500	500		*
Rosenthal Tamaklo	500	500		*
Max St. Germain	500	500		*
Herta Jean Baptiste	500	500		*
Abdula Omer	500	500		*
Aniela Kozanecka	500	500		*
Barrington Pike	500	500		*
Lynn Bellance	500	500		*
Noel L. Smith	500	500		*
Magalie L. Derosena	500	500		*

Total Number of Shares in Offering	2,962,500

(*)	Less than 1% of the issued and outstanding shares.
(2)	Control person for Arctic Corporate Limited is Margaret Mary Adams
(3)	Control person for Eastern Glow Investment, Ltd, is Chris Ash.

Changes in the selling shareholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.

SHARES ELIGIBLE FOR FUTURE SALE
As of the date of this offering, Forest of Life, Inc. has 4,053,676 issued and outstanding shares of common stock with an estimated book value of ($0.00) or ($0.00) per share. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of Forest of Life will be subject to the volume selling requirements of Rule 144.

Rule 144
Sales by Non-Affiliates.
In general, under Rule 144, a holder of restricted common shares who is not and has not been one of our affiliates at any time during the three months preceding the proposed sale can resell the shares as follows:
•	If we have been a reporting company under the Exchange Act for at least 90 days immediately before the sale, then:
•
beginning six months after the shares were acquired from us or any of our affiliates, the holder can resell the shares, subject to the condition that current public information about us must be available (as described below), but without any other restrictions; and

•	beginning one year after the shares were acquired from us or any of our affiliates, the holder can resell the shares without any restrictions.
•
If we have not been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then the holder may not resell the shares until at least one year has elapsed since the shares were acquired from us or any of our affiliates, and may resell the shares without restrictions after that time.

Sales by Affiliates.
In general, under Rule 144, a holder of restricted common shares who is one of our affiliates at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.
•
If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

•	The number of shares sold by such person within any three-month period cannot exceed the greater of:
•	1% of the total number of our common shares then outstanding; or
•
The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order).

•	Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

Current Public Information:
In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act.
•
If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•
If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to (1) the likelihood of an active market for our common shares developing, (2) the liquidity of any such market, (3) the ability of the shareholders to sell the shares, or (4) the prices that shareholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares. See “Risk Factors—Shares Eligible for Future Sale” and “Risk Factors—Possible Volatility of Stock Price.”

PLAN OF DISTRIBUTION
No market currently exists for our shares. The price reflected in this prospectus of $0.05 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees, or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $0.05, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales;
o	transactions involving cross or block trades on any securities or market where our common stock is trading;
o	purchases by brokers, dealers, or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
o	“at the market” to or through market makers or into an existing market for the common stock;
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
o	through transactions in options, swaps, or other derivatives (whether exchange listed or otherwise); or
o	any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

Forest of Life, Inc. will not receive the proceeds of any shares to be sold.

DESCRIPTION OF SECURITIES
The authorized capital stock consists of 50,000,000 shares of common stock, no par value per share. As of June 13, 2008, there were 4,053,676 shares of common stock issued and outstanding. The following summary description of the common stock is qualified in its entirety by reference to Forest of Life’s Certificate of Incorporation and all amendments thereto.

Common Stock
Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share. Each share of common stock entitles its holder to one non-cumulative vote per share and, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of common stock are entitled to receive such dividends, as the Board of Directors may, from time to time, declare out of company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of Forest of Life, holders of shares of common stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of Forest of Life. The common stock is not convertible or redeemable. Neither Forest of Life's Certificate of Incorporation nor its Bylaws provide for pre-emptive rights.

INTEREST OF NAMED EXPERTS AND COUNSEL
None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer, or employee of Forest of Life.

EXPERTS
Our audited financial statements for the period ended December 31, 2007, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of registered independent auditors, dated June 19, 2008, upon authority as experts in accounting and auditing. Davis Accounting Group P.C.’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

LEGAL MATTERS
The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

ABOUT OUR COMPANY
How our company is organized
Forest of Life, Inc., was incorporated in Utah in November of 2007. We amended our Certificate of Incorporation to increase the authorized capital to 50,000,000 shares of common stock, no par value per share, with the intention to operate a business.

Our Business
Forest of Life is a marketing and sales company that will attempt to sell its products and services to individuals. Pursuant to the Patent Rights Agreement dated January 2, 2008, Forest of Life has the exclusive world-wide rights to use the patent of our President, for a Memorial Cove as described in United States Patent No. 5,799,488.

The Memorial Cove plan of Forest of Life is to establish a botanic garden where the remains of individuals can be memorialized in a pre-selected tree that their loved ones chose and will be infused with the ashes of their departed loved ones. The process is patented. The patent was issued to Dr. Mac Truong, Chairman and CEO. The patent number is US 5,799,488 issued on Sept 1, 1998. The right to use the patent has been assigned to Forest of Life via a written agreement.

Many patents cover gravestones, coffins, and other aspects of the funeral industry. Our patent is an altogether different concept: the planting of trees to pay tribute to the deceased loved one or friend. Forest of Life’s patent and concept covers trees grown from seed or seedlings in a nutrient composition featuring the dirt like material, preferably ashes derived from the remains of a deceased human. Forest of Life envisions a memorial grove, forest with each tree bearing a plaque memorializing and identifying the person whose ashes have been infused into the tree.

An area scheduled for visiting by relatives or loved ones desiring to pay homage to a departed human feature groups of identified trees, each planted to be an embodiment of the ongoing life of a human who has died.

A precursor of a tree such as a seed or seedling is planted in a nutrient composition featuring the dirt like material and the ashes derived from the cremated remains of the deceased. The treelets are nurtured during a period of significant growth in the nutrient composition.

Forest of Life will attempt to educate the bereaved parties to appreciate that there is life notwithstanding the death of a particular human. Forest of Life’s invention relates to methods for alleviating the grief occurring upon death of a loved one. Forest of Life’s invention relates to methods for educating humans to cherish the total environment for preservation of Mother Earth for future generations.

Our invention relates to the nurturing of precursors for trees by controlling the composition of the nutrient of precursors for trees by controlling the composition of the nutrient composition in which a seed or seedling will undergo significant growth for becoming a treelet. Forest of Life’s patent relates to methods for rendering trees and plants much more valuable and attractive to human beings from both emotional and commercial viewpoints. This invention relates to methods of recycling and disposing of human remains in a more effective, respectful, and productive manner. The invention relates to methods for creating a link between a particular deceased human and a particular tree.

Humans have been fascinated with the planting of seeds for trees and nurturing of seedlings for more satisfactory growth during the transformation into viable trees. Even before the invention of any written language, humans have developed significant skills concerning tree farming, tree nurseries and the special nurturing of seeds and seedlings through their early stages of growth. Humans have always tried to make trees and plants as beautiful and as valuable as possible for both sentimental and commercial purposes

Humans have had traumatic problems in coping with the grief attributable to the death of loved ones. No existing method has sufficiently appeased the pain and grief. Humans have had the trauma in coping with the problems attributable to the disposal of the remains of there loved ones. The problem is growing especially in large and crowded cities. Some methods of disposing of these remains have been invented but every existing method has its shortcomings. Tombstones, church windows, buildings and other memorials provide evidence of an ongoing search by survivors for viable reminders that a deceased person was appreciated and loved while alive.

Human civilization and the growth of trees and plants go in opposite directions. The more society develops, the more trees and plants are destroyed. In recent years people are more aware of the crucial importance of trees, for life on earth.

Forest of Life will attempt to educate people and in so doing create a series of groves characterized by multiple trees. Each tree is substantially grown from a seed or seedling in a nutrient composition featuring the dirt like material, preferably ashes, derived from the remains of a deceased human, such trees being identified as embodying the ongoing life of such deceased humans.

For example, the ashes of a deceased person are mixed with soil so that the resulting nutrient composition contains approximately 25% deceased ashes and 75% soil. A tree is planted in the mixture leading to the growth of the tree. The residue from the nutrient composition continue to nurture the trees because the nutrient residue accompanies the root during whatever transplanting occur. A significant portion of the ashes are transformed into the tree.

The invention can be described as a memorial forest featuring predominantly trees prepared in accordance with our patent to embody the ongoing lives of deceased persons. A memorial grove of trees are associated with an appropriate notice (plaque) identifying the deceased person in a particular tree.

The concept of Forest of Life has its roots in the costs associated with interment of the remains of individuals.

Our Consultants
Our consultants have special knowledge and experience regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions. However, we do not intend to seek any “joint ventures, strategic alliances, and business acquisitions” at this time, nor do we have any potential joint ventures, strategic alliances, and business acquisitions. We have no intention at this time to seeking any joint venture, strategic alliance, or business acquisitions for the foreseeable future. We intend to attempt to operate the business as described further herein. Our consultants were willing to assist in the endeavor and to assist in our offering shares to public and to help us become a publicly traded company.

Where you can find us
Our corporate offices are located at 325 Broadway, Suite 200, New York, NY 10007, (212) 566-6000. We do not currently have a web-site. We anticipate creating one, should funds become available.

DESCRIPTION OF PROPERTY
The office of Forest of Life, Inc. is located in the United States residence of our Operating Officer. We use the space rent-free. The space is sufficient for the uses of the Company indefinably.

SUMMARY FINANCIAL INFORMATION
The summary financial information set forth below is derived from the detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the “Use of Proceeds” and the “Plan of Operation” sections included in the prospectus.

Balance Sheet Date:

Balance Sheet Data:	As of March 31, 2008	As of December 31, 2007
	(Unaudited)	(Audited)
Cash and cash equivalents	$260	$675
Total assets	$157,662	$14,555
Total liabilities	$56,700	$55,382
Stockholders' equity (deficit)	$100,962	$(40,827)

Statement of Operations Data:	Three months ended March 31, 2008	Period ended December 31, 2007
	(Unaudited)	(Audited)
Revenues	-	-
Total costs and expenses	$(32,711)	$(41,452)
Net (loss)	$(32,711)	$(41,452)
Net (loss) per share	$(0)	$(16)
Weighted average number of shares outstanding - Basic and diluted	4,009,245	2,586

Plans for the next 12 months
The promotional and demonstration expenses are estimated to be approximately $50,000 per year, as follows:

Advertising:	$45,000
Travel and Accommodation:	5,000
Miscellaneous	35,000
Total	$80,000

Forest of Life does not expect it has enough cash resources and revenue to cover expenses for the foreseeable future. We have a commitment from Eastern Glow, Ltd, that upon effectiveness of this registration statement, it will loan Forest of Life up to a maximum of $80,000., at LIBOR plus 2.5% for the marketing plan of the Company. However, without increased revenues or additional capital, it is extremely likely that our sales and marketing plan will not be able to be completed. This would significantly hamper out efforts to enter into the sales niche as and when we would like.

The source of additional liquidity would come from sales. Internally, as slowly increase sales, we would be able to increase the marketing operations. This would increase the short-term liquidity of Forest of Life.

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on Forest of Life’s short-term or long-term liquidity, other than the inability to sell our products and services.

Forest of Life does not expect to significantly increase its employees in the next fiscal year.

Forest of Life has never filed for bankruptcy protection.

OFF-BALANCE SHEET ARRANGEMENTS
We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

INFLATION
The amounts presented in the financial statements do not provide for the effect of inflation on Forest of Life’s operations or its financial position.. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MANAGEMENT
The directors and officers of Forest of Life are listed below with information about their respective backgrounds. Each director is elected to serve a one year term, until the next annual meeting of the shareholders or until his/her successor is elected (or appointed) and qualified.

Name	Age	Position
Dr. Mac Truong	59	Chairman/ CEO/ Sec.

Dr. Mac Truong
Dr. Mac Truong, is a patented inventor, psychologist, political scientist, philosopher, TV producer, and moderator. He wrote and published several books in three languages including Absolute Relativity, World Structure and Ethics of International Law, From Cross-Examining The Holy Bible To Building The World Unfolding Structure of Civilization, Together We Build The World, Forest of Life, The Wholy Bible, Inside DMT, and The Best Is Yet To Come.  He invented four new systems of writing for Vietnamese, founded of a school of painting called Essentialism, and was successful general manager of two multi-million-dollar real estate businesses in Manhattan between 1975 and 1981.

Dr. Truong holds the following diplomas: J.D., LL.M. and J.S.D. in international law; Ph.D., M.A. and B.A. in Philosophy; M.S. in Political Science; M.A. and B.A. in Psychology - University of Paris - Sorbonne and Pantheon. He attended the New York University, School of Law before taking the N.Y. Bar Examination. Between about January 1982 and December 2003, he practiced law in the City of New York. During that time, he successfully completed more than 15,000 legal actions in various state and federal courts and the United States Department of Justice. In 1993, he was found to be a model of success of the American dream by a dozen of U.S. Senators, four of whom, including the late Senator Daniel Patrick Moynihan, found him suited to be a justice of the United States Supreme Court.

EXECUTIVE COMPENSATION
Upon completion and effectiveness of this offering, our Operating Officers will commence accruing an annual base salary of $25,000, plus reimbursement for documented out-of-pocket expenses. The annual salary will be paid only upon Forest of Life having operating revenue.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

PRINCIPAL STOCKHOLDERS
The following table describes, as of June 13, 2008, the beneficial ownership of our common stock by persons known to us to own more than 5% of such stock and the ownership of common stock by our directors, and by all officers and directors as a group.

Identity of Stockholder or Group	Number of Shares Beneficially Owned (1)	Percentage of Shares Owned before the Offering
Dr. Mac Truong c/o the Company	1,400,000	34.5%

Arctic Corporate Limited (2) P.O. Box 3152 R. G. Hodge Plaza Second Street, Wickhams Cay 1 Road Town, Tortola, British Virgin Islands Nevis	1,700.000	37.6%

Eastern Glow Investment, Ltd (3) PO Box 3152, RG Hodge Plaza, Second Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands	941,176	16.7%

All Officers and Directors as	1,400,000	34.5%
A Group (1 Persons)

*	Less than 5%
(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)	Control person for Arctic Corporate Limited is Margaret Mary Adams
(3)	Control person for Eastern Glow Investment, Ltd, is Chris Ash.

CERTAIN RELATED TRANSACTIONS
Forest of Life entered into a Consulting Agreement with Arctic Corporate Limited, whereby Arctic agreed to assist the Company in becoming publicly traded, by utilizing its skills and by advancing a total of up to $90,000 on behalf of the Company to be used only to pay registration expenses and not to fund future operations. In exchange for its services, Arctic has been issued 1,700,000 shares of commons stock for a value of $0.047 per share.

Forest of Life entered into a Consulting Agreement with Eastern Glow Investments, Ltd, whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $80,000, at LIBOR plus 2.5% for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 941,176 shares of commons stock for a value of $0.085 per share.

WHERE YOU CAN FIND MORE INFORMATION
Upon effectiveness of this registration statement we will commence filing reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information filed with the Commission.

We have filed a registration statement on Form S-1 with the Commission to register shares of our common stock issued. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Forest of Life, Inc.:

We have audited the accompanying balance sheet of Forest of Life, Inc. (a Utah corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended December 31, 2007, and from inception (November 27, 2007) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forest of Life, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the period ended December 31, 2007, and from inception (November 27, 2007) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
June 19, 2008.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF DECEMBER 31, 2007

2007
ASSETS
Current Assets:
Cash in bank	$675
Total current assets	675
Other Assets:
Deferred offering costs	13,880
Total current assets	13,880
Total Assets	$14,555

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable - Trade	$332
Accrued liabilities	55,000
Due to related party - Director and stockholder	50
Total current liabilities	55,382
Total liabilities	55,382
Commitments and Contingencies
Stockholders' (Deficit):
Common stock, no par value, 50,000,000 shares authorized; no shares issued and outstanding	-
Common stock subscribed - 12,500 shares of common stock	625
(Deficit) accumulated during the development stage	(41,452)
Total stockholders' (deficit)	(40,827)
Total Liabilities and Stockholders' (Deficit)	$14,555

The accompanying notes to financial statements are
an integral part of this balance sheet.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (NOVEMBER 27, 2007)
THROUGH DECEMBER 31, 2007

	Period Ended	Cumulative
	December 31,	From
	2007	Inception

Revenues	$-	$-
Expenses:
General and administrative-
Legal fees	37,382	37,382
Audit fees	3,738	3,738
Organization costs	332	332
Total general and administrative expenses	41,452	41,452
(Loss) from Operations	(41,452)	(41,452)
Other Income (Expense)	-	-
Provision for income taxes	-	-
Net (Loss)	$(41,452)	$(41,452)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(16.03)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,586

The accompanying notes to financial statements are
an integral part of these statements.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (NOVEMBER 27, 2007)
THROUGH DECEMBER 31, 2007

				(Deficit)
				Accumulated
			Common	During the
	Common stock		Stock	Development
Description	Shares	Amount	Subscribed	Stage	Totals
Balance - November 27, 2007	-	$-	$-	$-	$-
Common stock subscribed - 12,500 Shares	-	-	625	-	625
Net (loss) for the period	-	-	-	(41,452)	(41,452)
Balance - December 31, 2007	-	$-	$625	$(41,452)	$(40,827)

The accompanying notes to financial statements are
an integral part of this statement.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (NOVEMBER 27, 2007)
THROUGH DECEMBER 31, 2007

	Period Ended	Cumulative
	December 31,	From
	2007	Inception

Operating Activities:
Net (loss)	$(41,452)	$(41,452)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Changes in net liabilities-
Accounts payable	332	332
Accrued liabilities	55,000	55,000
Net Cash Provided by Operating Activities	13,880	13,880
Investing Activities:
Cash provided by investing activities	-	-
Net Cash Provided by Investing Activities	-	-
Financing Activities:
Common stock subscribed	625	625
Due to related party - Director and stockholder	50	50
Deferred offering costs	(13,880)	(13,880)
Net Cash (Used in) Financing Activities	(13,205)	(13,205)
Net Increase in Cash	675	675
Cash - Beginning of Period	-	-
Cash - End of Period	$675	$675

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

(1) Summary of Significant Accounting Policies

 Basis of Presentation and Organization

Forest of Life, Inc. (“Forest of Life” or the “Company”) is a Utah corporation in the development stage. The Company was incorporated under the laws of the State of Utah on November 27, 2007. The business plan of Forest of Life is to establish a botanic garden where the remains of individuals after their demise can be memorialized in a tree chosen by their loved ones, and grown in soil infused with the ashes of the departed. The accompanying financial statements of Forest of Life were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in 2007, Forest of Life commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $625 through the issuance 12,500 shares of its common stock, no par value per share, at an offering price of $0.05 per share. As of January 5, 2008, Forest of Life had closed the PPO and received proceeds of $625. The Company also commenced an activity to submit a registration statement on Form S-1 to the Securities and Exchange Commission to register 2,962,500 of its outstanding shares of common stock on behalf of selling stockholders (see Note 7) and raise capital of up to $50,000 from a self-underwritten offering of 1,000,000 shares of newly issued common stock in the public markets. As of June 19, 2008, Forest of Life was in the process of preparing the registration statement on Form S-1, and had not yet filed it with the SEC.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Forest of Life is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the development and sale of the botanic garden plots. Revenues will be recognized for financial reporting purposes when the plots are infused with the remains of the departed, and collection is reasonably assured.

Patent Rights

Forest of Life capitalizes the costs incurred to acquire patent rights. Such costs are amortized over the remaining useful life of the related patent rights (see Note 7).

Impairment of Long-Lived Assets

Forest of Life evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. Forest of Life records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended December 31, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2007.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. As of December 31, 2007, the Company had incurred $13,880 of deferred offering costs.

Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Income Taxes

Forest of Life accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. Forest of Life establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Fair Value of Financial Instruments

Forest of Life estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2007, the carrying value of accrued liabilities and due to related party - Director and stockholder approximated fair value due to the short-term maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2007, and revenues and expenses for the period ended December 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

Forest of Life has adopted a fiscal year end of December 31.

(2) Development Stage Activities and Going Concern

Forest of Life is currently in the development stage, and its business plan is to establish a botanic garden where the remains of individuals after their demise can be memorialized in a tree chosen by their loved ones and grown in soil infused with the ashes of the departed.

Initial activities of Forest of Life through December 31, 2007, include organization and incorporation, a capital formation activity to raise up to $625 from the sale of common stock to various stockholders, target market identification, marketing plans, and other capital formation activities. Forest of Life is currently in the process of submitting a registration statement on Form S-1 to the SEC to register 2,962,500 shares of common stock on behalf of selling stockholders and raise capital of up to $50,000 from a self-underwritten offering of 1,000,000 shares of newly issued common stock in the public markets. As of June 19, 2008, Forest of Life was in the process of preparing the registration statement on Form S-1, and had not yet filed it with the SEC.

While the management of Forest of Life believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain its operations. Forest of Life also intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital and to commence operations.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of Forest of Life as a going concern. Forest of Life has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about Forest of Life’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Common Stock

In December 2007, Forest of Life commenced a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $625 through the issuance 12,500 shares of its common stock, no par value per share, at an offering price of $0.05 per share. As of December 31, 2007, Forest of Life had agreements for 12,500 shares of common stock, raised a total of $625 in proceeds, and had closed the PPO.

In addition, Forest of Life is preparing a registration statement on Form S-1 which it intends to file with the SEC to register 2,962,500 shares of its common stock for selling stockholders (see Note 7), and raise capital of up to $50,000 from a self-underwritten offering of 1,000,000 shares of newly issued common stock in the public markets. As of June 19, 2008, Forest of Life had not yet filed the registration statement on Form S-1 with the SEC. The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

(4) Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2007, was as follows (using a 20 percent effective Federal and state income tax rate):

2007
Current Tax Provision:
Federal and state-
Taxable income	$-
Total current tax provision	$-
Deferred Tax Provision:
Federal and state-
Loss carryforwards	$8,290
Change in valuation allowance	(8,290)
Total deferred tax provision	$-

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

The Company had deferred income tax assets as of December 31, 2007, as follows:

2007
Loss carryforwards	$8,290
Less - Valuation allowance	(8,290)
Total net deferred tax assets	$-

As of December 31, 2007, Forest of Life had net operating loss carryforwards for income tax reporting purposes of approximately $41,452 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2027. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(5) Related Party Transactions

As of December 31, 2007, the Company owed to a Director and stockholder $50 for a working capital loan. The loan is unsecured, non-interest bearing, and has no terms for repayment.

(6) Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option had been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earrings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of Forest of Life is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to:

a)
clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity;

b)	clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income;
c)
consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly;

d)	measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and
e)	provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Forest of Life does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

●	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
●	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
●	Disclosure of information about credit-risk-related contingent features; and
●	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of Forest of Life does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of Forest of Life does not expect the adoption of this pronouncement to have a material impact on its financial statements.

(7) Subsequent Events

In January 2008, Forest of Life entered into a two-year Consulting Agreement with Arctic Corporate, Limited (a British Virgin Islands Corporation and “Arctic”) whereby Arctic agreed to assist Forest of Life in becoming publicly traded, by utilizing its skills and by bearing up to $90,000 of registration costs on behalf of Forest of Life. In exchange for its services, on January 2, 2008, Arctic was issued 1,700,000 shares of common stock for a value of $90,000 or $0.053 per share to satisfy this obligation. At the time of issuance, Arctic owned 42 percent of the issued and outstanding shares of common stock of Forest of Life.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

In January 2008, the Company entered into a one-year Consulting Agreement with Eastern Glow Investments, Ltd, (a British Virgin Islands Corporation and “Eastern Glow”) whereby Eastern Glow agreed to assist Forest of Life in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment to loan to Forest of Life up to a maximum of $80,000, at the libor interest rate plus 2.5 percent, for its marketing plan. In exchange for its services, on January 2, 2008, Eastern Glow was issued 941,176 shares of common stock of Forest of Life at $0.085 per share to satisfy this obligation. At the time of issuance, Eastern Glow owned 23 percent of the issued and outstanding shares of common stock of Forest of Life.

On January 2, 2008, pursuant to the completed PPO (see Note 3), Forest of Life issued 12,500 shares of its common stock, no par value, with a value of $625.

On January 2, 2008, Forest of Life entered into a Patent Rights Agreement for a United States patent owned by a Director and stockholder of the Company in exchange for 1,400,000 shares common stock of the Company. The patent was originally issued by the United States Patent and Trademark Office on September 1, 1998, and has a remaining useful life of approximately 10.66 years. The Patent Rights Agreement was valued at $4,500, which is the historical cost incurred by the Director and stockholder of the Company to obtain the patent, and will be amortized over the remaining life of the patent.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF MARCH 31, 2008
(Unaudited)
2008
ASSETS
Current Assets:
Cash in bank	$260
Prepaid consulting fees	138,750
Total current assets	139,010
Other Assets:
Deferred offering costs	14,258
Patent rights, net of accumulated amortization of $106	4,394
Total other assets	18,652
Total Assets	$157,662

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$56,500
Due to related party - Director and stockholder	200
Total current liabilities	56,700
Total liabilities	56,700
Stockholders' Equity:
Common stock, no par value, 50,000,000 shares authorized; 4,053,676 shares issued and outstanding	175,125
(Deficit) accumulated during the development stage	(74,163)
Total stockholders' equity	100,962
Total Liabilities and Stockholders' Equity	$157,662

The accompanying notes to financial statements are
an integral part of this balance sheet.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE THREE MONTHS ENDED MARCH 31,2008, AND CUMULATIVE FROM
INCEPTION (NOVEMBER 27, 2007) THROUGH MARCH 31, 2008
(Unaudited)
	Three
	Months Ended	Cumulative
	March 31,	From
	2008	Inception

Revenues	$-	$-
Expenses:
General and administrative-
Legal fees	-	37,382
Consulting fees	31,250	31,250
Audit fees	1,122	4,860
Organization costs	-	332
Amortization	106	106
Other	233	233
Total general and administrative expenses	32,711	74,163
(Loss) from Operations	(32,711)	(74,163)
Other Income (Expense)	-	-
Provision for income taxes	-	-
Net (Loss)	$(32,711)	$(74,163)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	4,009,245

The accompanying notes to financial statements are
an integral part of these statements.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE THREE MONTHS ENDED MARCH 31, 2008, AND CUMULATIVE
FROM INCEPTION (NOVEMBER 27, 2007) THROUGH MARCH 31, 2008
(Unaudited)
	Three
	Months Ended	Cumulative
	March 31,	From
	2008	Inception

Operating Activities:
Net (loss)	$(32,608)	$(74,060)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Consulting fees paid by issued shares	31,250	31,250
Amortization	3	3
Changes in net liabilities-
Accounts payable	(332)	-
Accrued liabilities	1,500	56,500
Net Cash Provided by (Used in) Operating Activities	(187)	13,693
Investing Activities:
Cash provided by investing activities	-	-
Net Cash Provided by Investing Activities	-	-
Financing Activities:
Common stock issued for cash	-	625
Due to related party - Director and stockholder	150	200
Deferred offering costs	(378)	(14,258)
Net Cash (Used in) Financing Activities	(228)	(13,433)
Net Increase (Decrease) in Cash	(415)	260
Cash - Beginning of Period	675	-
Cash - End of Period	$260	$260

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-
Supplemental Information of Noncash Investing and Financing Activities:
On January 2, 2008, Forest of Life issued 1,700,000 shares of common stock for consulting services of $90,000 performed in agreement with a consulting agreement dated January 2, 2008.
On January 2, 2008, Forest of Life issued 941,176 shares of common stock for consulting services of $80,000 performed in agreement with a consulting agreement dated January 2, 2008.

The accompanying notes to financial statements are
an integral part of these statements.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

(1) Summary of Significant Accounting Policies

 Basis of Presentation and Organization

Forest of Life, Inc. (“Forest of Life” or the “Company”) is a Utah corporation in the development stage. Forest of Life was incorporated under the laws of the State of Utah on November 27, 2007. The business plan of the Company is to establish a botanic garden where the remains of individuals after their demise can be memorialized in a tree chosen by their loved ones, and grown in soil infused with the ashes of the departed. The accompanying financial statements of Forest of Life were prepared from the accounts of Forest of Life under the accrual basis of accounting.

In addition, in 2007, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $625 through the issuance 12,500 shares of its common stock, no par value per share, at an offering price of $0.05 per share. As of January 2, 2008, Forest of Life had closed the PPO and received proceeds of $625. The Company also commenced an activity to submit a registration statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,962,500 of its outstanding shares of common stock on behalf of selling stockholders and raise capital of up to $50,000 from a self-underwritten offering of 1,000,000 shares of newly issued common stock in the public markets. As of June 19, 2008, Forest of Life was in the process of preparing the registration statement on Form S-1, and had not yet filed it with the SEC.

  Unaudited Interim Financial Statements

The interim financial statements of Forest of Life as of March 31, 2008, and for the three months ended March 31, 2008, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Forest of Life’s financial position as of March 31, 2008, and the results of its operations and its cash flows for the three months ended March 31, 2008, and cumulative from inception. These results are not necessarily indicative of the results expected for the fiscal year ending December 31, 2008. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America. Refer to the audited financial statements of the Company as of December 31, 2007.

 Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, Forest of Life considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

 Revenue Recognition

Forest of Life is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the development and sale of the botanic garden plots. Revenues will be recognized for financial reporting purposes when the plots are infused with the remains of the departed, and collection is reasonably assured.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

Patent Rights

Forest of Life capitalizes the costs incurred to acquire patent rights. Such costs are amortized over the remaining useful life of the related patent rights (see Note 3).

Impairment of Long-Lived Assets

Forest of Life evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. Forest of Life records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended March 31, 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

 Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended March 31, 2008.

Deferred Offering Costs

Forest of Life defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. As of March 31, 2008, the Company had incurred $14,258 of deferred offering costs.

Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Income Taxes

Forest of Life accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

The Company maintains a valuation allowance with respect to deferred tax assets. Forest of Life establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Fair Value of Financial Instruments

Forest of Life estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2008, the carrying value of accrued liabilities and due to related party - Director and stockholder approximated fair value due to the short-term maturity of these instruments.

 Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of March 31, 2008, and revenues and expenses for the three-month period ended March 31, 2008, and cumulative from inception. Actual results could differ from those estimates made by management.

(2) Development Stage Activities and Going Concern

Forest of Life is currently in the development stage, and its business plan is to establish a botanic garden where the remains of individuals after their demise can be memorialized in a tree chosen by their loved ones and grown in soil infused with the ashes of the departed.

Initial activities of Forest of Life through March 31, 2008, include organization and incorporation, completion of a capital formation activity to raise $625 from the sale of common stock to various stockholders, target market identification, marketing plans, and other capital formation activities. The Company is currently in the process of submitting a registration statement on Form S-1 to the SEC to register 2,962,500 shares of common stock on behalf of selling stockholders and raise capital of up to $50,000 from a self-underwritten offering of 1,000,000 shares of newly issued common stock in the public markets. As of June 19, 2008, Forest of Life was in the process of preparing the registration statement on Form S-1, and had not yet filed it with the SEC.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

While the management of Forest of Life believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain its operations. The Company also intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital and to commence operations.

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of Forest of Life as a going concern. The Company has incurred an operating loss since inception and its cash resources are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about Forest of Life’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Patent Rights Agreement

On January 2, 2008, Forest of Life entered into a Patent Rights Agreement for a United States patent owned by a Director and stockholder of the Company in exchange for 1,400,000 shares common stock of the Company. The patent was originally issued by the United States Patent and Trademark Office on September 1, 1998, and has a remaining useful life of approximately 10.66 years. The Patent Rights Agreement was valued at $4,500, which is the historical cost incurred by the Director and stockholder of the Company to obtain the patent, and will be amortized over the remaining life of the patent.

(4) Common Stock

In December 2007, Forest of Life commenced a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $625 through the issuance 12,500 shares of its common stock, no par value per share, at an offering price of $0.05 per share. As of December 31, 2007, the Company had fully subscribed the PPO, received proceeds of $625. As of January 2, 2008, Forest of Life had closed the PPO, received proceeds of $625, and issued 12,500 shares of its common stock, no par value.

In addition, the Company is preparing a registration statement on Form S-1 which it intends to file with the SEC to register 2,962,500 shares of its common stock for selling stockholders (see Note 7) ) and raise capital of up to $50,000 from a self-underwritten offering of 1,000,000 shares of newly issued common stock in the public markets. As of June 19, 2008, Forest of Life had not yet filed the registration statement on Form S-1 with the SEC. Forest of Life also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

On January 2, 2008, Forest of Life issued 1,400,000 shares of common stock to satisfy the terms of a Patent Rights Agreement with a director and stockholder of Forest of Life. See Note 3 for additional information.

On January 2, 2008, Forest of Life issued 1,700,000 shares of common stock to satisfy the terms of a Consulting Agreement with Arctic Corporate, Limited. See Note 8 for additional information.

On January 2, 2008, Forest of Life issued 941,176 shares of common stock to satisfy the terms of a Consulting Agreement with Eastern Glow Investments, Ltd. See Note 8 for additional information.

(5) Income Taxes

The provision (benefit) for income taxes for the period ended March 31, 2008, was as follows (using a 20 percent effective Federal and state income tax rate):

2008
Current Tax Provision:
Federal and state-
Taxable income	$-
Total current tax provision	$-
Deferred Tax Provision:
Federal and state-
Loss carryforwards	$6,522
Change in valuation allowance	(6,522)
Total deferred tax provision	$-

Forest of Life had deferred income tax assets as of March 31, 2008, as follows:

2008
Loss carryforwards	$14,812
Less - Valuation allowance	(14,812)
Total net deferred tax assets	$-

As of March 31, 2008, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $74,060 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2028. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as Forest of Life believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6) Related Party Transactions

As of March 31, 2008, the Company owed to a director and stockholder $200 for a working capital loan.. The loan is unsecured, non-interest bearing, and has no terms for repayment.

As described in Note 3, on January 2, 2008, Forest of Life entered into a Patent Rights Agreement for a United States patent owned by a Director and stockholder of the Company in exchange for 1,400,000 shares of common stock of the Company. The patent was originally issued by the United States Patent and Trademark Office on September 1, 1998, and has a remaining useful life of approximately 10.66 years. The Patent Rights Agreement was valued at $4,500, which is the historical cost incurred by the Director and stockholder of the Company to obtain the patent, and will be amortized over the remaining life of the patent.

(7) Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements –  an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to:

f)
clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity;

g)	clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income;
h)
consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly;

i)	measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and
j)	provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Forest of Life does not expect the adoption of this pronouncement to have a material impact on its financial statements.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities –  an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

●	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
●	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
●	Disclosure of information about credit-risk-related contingent features; and
●	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of Forest of Life does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

e)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

f)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

g)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

h)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of Forest of Life does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of Forest of Life does not expect the adoption of this pronouncement to have material impact on its financial statements.

(8) Commitments and Contingencies

In January 2008, Forest of Life entered into a two-year Consulting Agreement with Arctic Corporate, Limited (a British Virgin Islands Corporation and “Arctic”) whereby Arctic agreed to assist the Company in becoming publicly traded, by utilizing its skills and by bearing up to $90,000 of registration costs on behalf of Forest of Life. In exchange for its services, on January 2, 2008, Arctic was issued 1,700,000 shares of common stock for a value of $90,000 or $0.053 per share to satisfy this obligation. At the time of issuance, Arctic owned 42 percent of the issued and outstanding shares of common stock of the Company.

FOREST OF LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008
(Unaudited)

In January 2008, Forest of Life entered into a one-year Consulting Agreement with Eastern Glow Investments, Ltd, (a British Virgin Islands Corporation and “Eastern Glow”) whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of Forest of Life, as well as a commitment to loan to the Company up to a maximum of $80,000, at the libor interest rate plus 2.5 percent, for the marketing plan of the Company. In exchange for its services, on January 2, 2008, Eastern Glow was issued 941,176 shares of common stock of Forest of Life at $0.085 per share to satisfy this obligation. At the time of issuance, Eastern Glow owned 23 percent of the issued and outstanding shares of common stock of the Company.

FOREST OF LIFE, INC.

2,962,500 shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees, and Agents.
The registrant's certificate of incorporation limits the liability of the registrant's directors to the maximum extent permitted by Utah law. Utah law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Utah Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits, or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee, or agent of the corporation. The Utah Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The registrant's certificate of incorporation and bylaws provide that the registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The registrant's bylaws also require the registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the registrant or as a director, officer, employee benefit plan, or other enterprise, if serving as such at the registrant's request. The registrant's Bylaws also permit the registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by New York law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant but paid for by its consultant, Arctic Corporate, Ltd.; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$7.73
Legal fees and expenses (1)	$50,000.00
Accounting fees and expenses (1)	$15,000.00
Miscellaneous (1)	$15,000.00
Total (1)	$80,007.73

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.
We have issued shares for services or other reasons as indicated as follows:

Forest of Life entered into a Consulting Agreement with Arctic Corporate Limited, whereby Arctic agreed to assist the Company in becoming publicly traded, by utilizing its skills and by advancing a total of up to $90,000 on behalf of the Company to be used only to pay registration expenses and not to fund future operations. In exchange for its services, Arctic has been issued 1,700,000 shares of commons stock for a value of $0.047 per share.

Forest of Life entered into a Consulting Agreement with Eastern Glow Investments, Ltd, whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $80,000, at LIBOR plus 2.5% for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 941,176 shares of commons stock for a value of $0.085 per share.

For the period ended September 1, 2007, through January 18, 2008, Forest of Life, Inc. sold, pursuant to a private placement 12,500 shares of common stock at $0.05 per share for a total of $625, pursuant to the private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

	Number of Shares	Percentage of
Identity of Stockholder or Group	beneficially owned (1)	Shares Owned
Salim Kassim	500	*
Dat Tran Trieu	500	*
Tranh Hue Triu	500	*
Ireneusz Peter Kozanecki	500	*
Maryse Mac Truong	500	*
Hugh Truong	500	*
Thulimh Mac Truong	500	*
Jean L. Derosena	500	*
Bretha Francois	500	*
Joseph Francois	500	*
Nelda Cruz	500	*
Abdulkder A. Abdulkway	500	*
Dr. Rubens Bien-Aime	500	*
Marie Daniel Delence	500	*
Marieyuette Ford	500	*
Jean Marie Ford	500	*
Rosenthal Tamaklo	500	*
Max St. Germain	500	*
Herta Jean Baptiste	500	*
Abdula Omer	500	*
Aniela Kozanecka	500	*
Barrington Pike	500	*
Lynn Bellance	500	*
Noel L. Smith	500	*
Magalie L. Derosena	500	*

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

With respect to the private placements, Forest of Life relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale, and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Forest of Life, Inc. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.
(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit
3.1 (1)	Certificate of Incorporation of Forest of Life, Inc.
3.2 (1)	Amendment to Certificate of Incorporation of Forest of Life, Inc.
3.3 (1)	Bylaws of Forest of Life, Inc.
5.1 (1)	Opinion of Michael S. Krome, Esq.
10.1	Patent License Agreement
10.2	United States Patent
23.1 (1)	Consent of Ted Davis, CPA, Registered Independent Auditor
23.2	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)
99.1 (1)	Consulting Agreement between Forest of Life, Inc. and Arctic Corporate, Ltd.
99.2 (1)	Consulting Agreement between Forest of Life, Inc. and Eastern Glow Investment, Ltd.

(1) Filed herewith

Item 28. Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act include the following:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

If the small business issuer is subject to Rule 430C, include the following:

(1) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede, or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of New York, State of New York, on June 25, 2008.

Forest of Life, Inc.

By: /s/ Dr. Mac Truong
Dr. Mac Truong
President and Principal Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of Forest of Life, Inc., hereby constitute and appoint Dr. Mac Truong, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mac Truong	President Principal	June 25, 2008
Dr. Mac Truong	Accounting/Financial Officer and Director

/s/ Mac Truong	Executive Vice President	June 25, 2008
Dr. Mac Truong	Director